Exhibit 23.1

Consent of Independent Registered Accounting Firm

We consent to the inclusion in this post-effective amendment to registration statement on Form S-1 (File No. 333-268478) of our report, dated March 27, 2023, on our audits of the consolidated financial statements of Granite Ridge Resources, Inc. as of December 31, 2022, and 2021, and for each of the years in the three-year period ended December 31, 2022.  We also consent to the references to our firm under the caption “Experts”.

/s/ FORVIS, LLP

FORVIS, LLP

(Formerly, BKD, LLP)

Dallas, Texas

March 29, 2023